Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Dave & Buster's, Inc.
(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1532756 (I.R.S. employer identification no.)
D&B Leasing, Inc. (Exact name of obligor as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	75-2955199 (I.R.S. employer identification no.)
D&B Realty Holding, Inc. (Exact name of obligor as specified in its charter)
Missouri (State or other jurisdiction of incorporation or organization)	43-1532957 (I.R.S. employer identification no.)
DANB Texas, Inc. (Exact name of obligor as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	75-2617801 (I.R.S. employer identification no.)

Dave & Buster's I, L.P. (Exact name of obligor as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	75-2680048 (I.R.S. employer identification no.)
Dave & Buster's Management Corporation, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1574573 (I.R.S. employer identification no.)
Dave & Buster's of California, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	33-0733010 (I.R.S. employer identification no.)
Dave & Buster's of Colorado, Inc. (Exact name of obligor as specified in its charter)
Colorado (State or other jurisdiction of incorporation or organization)	84-1420593 (I.R.S. employer identification no.)
Dave & Buster's of Florida, Inc. (Exact name of obligor as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	58-2223494 (I.R.S. employer identification no.)
Dave & Buster's of Georgia, Inc. (Exact name of obligor as specified in its charter)
Georgia (State or other jurisdiction of incorporation or organization)	58-1979705 (I.R.S. employer identification no.)
Dave & Buster's of Hawaii, Inc. (Exact name of obligor as specified in its charter)
Hawaii (State or other jurisdiction of incorporation or organization)	75-2915058 (I.R.S. employer identification no.)

Dave & Buster's of Illinois, Inc. (Exact name of obligor as specified in its charter)
Illinois (State or other jurisdiction of incorporation or organization)	43-1693115 (I.R.S. employer identification no.)
Dave & Buster's of Kansas, Inc. (Exact name of obligor as specified in its charter)
Kansas (State or other jurisdiction of incorporation or organization)	20-2089073 (I.R.S. employer identification no.)
Dave & Buster's of Maryland, Inc. (Exact name of obligor as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	52-1962723 (I.R.S. employer identification no.)
Dave & Buster's of Nebraska, Inc. (Exact name of obligor as specified in its charter)
Nebraska (State or other jurisdiction of incorporation or organization)	20-2089036 (I.R.S. employer identification no.)
Dave & Buster's of New York, Inc. (Exact name of obligor as specified in its charter)
New York (State or other jurisdiction of incorporation or organization)	13-3959054 (I.R.S. employer identification no.)
Dave & Buster's of Pennsylvania, Inc. (Exact name of obligor as specified in its charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	36-3919848 (I.R.S. employer identification no.)
Dave & Buster's of Pittsburgh, Inc. (Exact name of obligor as specified in its charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	74-2932642 (I.R.S. employer identification no.)
Tango Acquisition, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1220294 (I.R.S. employer identification no.)

Tango License Corporation (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1657537 (I.R.S. employer identification no.)
Tango of Arizona, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1209982 (I.R.S. employer identification no.)
Tango of Arundel, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1574690 (I.R.S. employer identification no.)
Tango of Farmingdale, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1574594 (I.R.S. employer identification no.)
Tango of Franklin, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1574645 (I.R.S. employer identification no.)
Tango of Houston, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1574628 (I.R.S. employer identification no.)
Tango of Minnesota, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1210011 (I.R.S. employer identification no.)

Tango of North Carolina, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1209953 (I.R.S. employer identification no.)
Tango of Sugarloaf, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1657553 (I.R.S. employer identification no.)
Tango of Tennessee, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1209923 (I.R.S. employer identification no.)
Tango of Westbury, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1574610 (I.R.S. employer identification no.)
2481 Mañana Drive Dallas, Texas (Address of principal executive offices)	75220 (Zip code)

11 1/4% Senior Notes due 2014
(Title of the indenture securities)

1.     General information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.     Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.   List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

  2.
  A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

  4.
  A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

  6.
  The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Dallas, and State of Texas, on the 18th day of July, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ KATHY MCQUISTON
Name:	KATHY MCQUISTON
Title:	VICE PRESIDENT

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EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

        At the close of business March 31, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,453
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	62,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	40,800
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,043
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	265,964
Other Intangible Assets	15,721
Other assets	37,548

Total assets	$544,729

LIABILITIES
Deposits:
In domestic offices	1,891
Noninterest-bearing	1,891
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable

1

Not applicable
Subordinated notes and debentures	0
Other liabilities	73,236
Total liabilities	133,127

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	89,351
Accumulated other comprehensive income	(269)
Other equity capital components	0
Total equity capital	411,602

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	544,729

        I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President

        We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)

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